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                                                                     EXHIBIT 8.1

            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

                                  May 7, 1999

Peerless Systems Corporation
2381 Rosecrans Avenue, Suite 400
El Segundo, California 90245

       Re: Registration Statement on Form S-4

Ladies and Gentlemen:

   We have acted as special counsel to Peerless Systems Corporation, a Delaware corporation ("Parent") in connection with the preparation of the Registration Statement on Form S-4 (such Registration Statement being hereinafter referred to as the "Registration Statement"), to be filed by Parent with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") on the date hereof, with respect to the Agreement and Plan of Reorganization and Merger, dated April 6, 1999 (the "Merger Agreement") among Parent, Auco Merger Sub Inc., a California corporation and direct, wholly-owned subsidiary of Parent, and AUCO, Inc., a California corporation.

   Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Registration Statement.

   We hereby confirm that, although the discussion set forth in the Registration Statement under the heading "Certain United States Federal Income Tax Consequences of the Merger" does not purport to discuss all possible United States federal income tax consequences applicable to the Merger, in our opinion such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the Merger to a holder of Auco Common Stock who participates in the Merger, based upon current law. There can be no assurances that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

   We hereby consent to the use of this opinion in connection with the Registration Statement. We also consent to the use of our name under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                 Very truly yours,

                                 /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP